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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated as of January __, 1998, by and between TRITON MANAGEMENT COMPANY, INC., a Delaware corporation (the "Company"), and CLYDE SMITH ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Triton PCS, Inc., a Delaware corporation ("PCS"), and its affiliates (collectively, the "Triton PCS Group") are engaged in the business of providing mobile wireless telecommunication services in the southeastern United States (the "Business");

     WHEREAS, the Company has been organized to provide management services to the Triton PCS Group;

     WHEREAS, Executive possesses substantial experience and ability in the Business; and

     WHEREAS, the Company desires to secure and retain the experience, ability, and services of Executive, and Executive desires to be so employed, in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:

  1.   Employment.
       ----------

     (a)  Agreement to Employ. The Company hereby employs Executive, and
          -------------------
Executive hereby accepts such employment with the Company, upon the terms and conditions stated in this Agreement.

     (b)  Employment Period.  The term  of Executive's employment shall be for a
          -----------------
period of five (5) years (the "Employment Period") commencing on a date to be mutually agreed upon (the "Commencement Date") and continuing until five (5) years from the Commencement Date (the "Expiration Date").

  2.   Position and Duties.    During the Employment Period, Executive
       -------------------
shall serve as the Executive Vice President and Chief Technical Officer of the Company and shall report directly to the President and Chief Operating Officer
of the Company.   Executive shall be responsible for the efficient performance of Executive's duties hereunder and will at all times operate within the goals, guidelines, budgets, policies and procedures now or hereafter established by the Company. It is anticipated that Executive shall participate in certain industry association activities with the approval of the President of the Company.
During the Employment Period, Executive shall devote his entire business time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability.
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  3.   Compensation.
       ------------

     (a)  Base Salary.  The Company shall pay Executive an annual salary of
          -----------
$220,000. Upon the first anniversary of the Commencement Date, and annually thereafter, the Company shall review Executive's base salary in light of the performance of Executive and the Company, and may, in its discretion, increase such base salary by an amount it determines to be appropriate. Executive's annual base salary payable hereunder, as it may be increased from time to time, is referred to herein as "Base Salary". The Company shall pay Executive his Base Salary in equal semi-monthly installments, or in such other installments as the Company pays other similarly situated executive officers of the Company.

     (b) Annual Bonus.  For each calendar year or part thereof during the
         ------------
Employment Period (other than the first calendar year as provided in subsection
(c) below), Executive shall be eligible to receive an annual performance-oriented incentive bonus. Such bonus, if any, shall range from 50%-100% of Executive's Base Salary as determined by the Company in accordance with the Executive achieving or exceeding certain budgeted and other objectives established by the President and the Company consistent with the Company's annual budgets. Any bonuses payable under this Section 3(b) shall be paid to
                                                ------------
Executive at the same time as bonuses are paid to other similarly situated executive officers of the Company.

     (c)  Guaranteed Bonus .  After the first calendar year of the Employment
          ----------------
Period, the Company agrees to pay Executive a guaranteed bonus of 100% of Executive's Base Salary (the "Guaranteed Bonus").

  4.   Equity Interest.
       ---------------

     (a)  Grant of Equity Interest.   Within 30 days of the date hereof,
          ------------------------
Executive shall receive 3,139.79 shares of common stock  (the "Shares") of  PCS.

     (b)  Vesting of Shares. The Shares will vest in accordance with the
          -----------------
following schedule:

     Vesting Date
     ------------

     (i) First Anniversary of the later of the Commencement Date or the consummation of the transactions contemplated by that certain Securities Purchase Agreement dated as of
     October 8, 1997 by and among AT&T Wireless PCS Inc.,
     the Initial Cash Equity Investors referred to on Schedule I thereto, the Management Stockholders listed on Schedule II thereto
     and PCS (the "Closing")                                      17%

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     (ii)  Second Anniversary of the later of the Commencement Date
     or the Closing                                                         17%

     (iii) Third Anniversary of the later of the Commencement Date
     or the Closing                                                         17%

     (iv) Fourth Anniversary of the later of the Commencement Date
     or the Closing                                                         17%

     (v)  Fifth Anniversary of the later of the Commencement Date
     or the Closing                                                         17%

     The remaining 15% of the Shares shall vest based upon PCS achieving certain performance milestones established by the President of the Company consistent with the Company's annual budgets.

     Assuming that PCS achieves its projected earnings (as specified in PCS' projections used to secure PCS' permanent financing) on the seventh year of its business plan, and Executive has been employed by the Company through the vesting period, it is anticipated that the Shares will have a value of $2,000,000, but in no event will the Shares be less than 8% of the unallocated portion (i.e., 20%) of the management equity stake (i.e., 10% of PCS' common equity); provided however, that the Company makes no guaranty that PCS will
         -------- -------
achieve its projections.

     Executive hereby agrees the Shares shall be subject to the terms and conditions contained in a certain letter agreement and stockholders agreement to be entered into between management executives of the Company and PCS.

       (c)  Additional Vesting Rights.   In the event of a termination of this
            -------------------------
Agreement pursuant to Section 6(e) or 6(f),  in addition to any Shares that had
                      --------------------
theretofore vested in accordance with the foregoing schedule, (i) the percentage of unvested Shares which would have vested in the year following the year in which Executive's employment was terminated and (ii) a prorata amount (based on the number of days Executive was employed during the year employment was terminated divided by 365) of the Shares that would have vested at the end of the year in which Executive's employment was terminated shall vest immediately upon such termination.

  5.     Supplemental Employment Benefits.
         --------------------------------

       (a) Benefit Plans.  During the Employment Period, Executive shall be
           -------------
eligible to participate in those medical, health and disability insurance plans that are offered to similarly situated executive officers of the Company (to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof). The benefit plans currently being
afforded to such executive officers are set forth on Schedule I.   The Company
                                                     ----------
may amend any such plan from time to time in its sole discretion.

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       (b)  Vacation.  Executive shall be entitled to up to three (3) weeks
            --------
paid vacation annually in accordance with the Company's policies and practices.


       (c) Business Expenses. The Company shall pay or reimburse Executive for
           -----------------
all reasonable expenses incurred or paid by Executive in performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may reasonably require.

       (d)  Relocation Expenses.  The Company shall reimburse Executive for the
            -------------------
following relocation expenses incurred in connection with his employment hereunder and shall pay Executive an additional amount in cash equal to his income tax liability attributable to the receipt of such relocation expenses ("Relocation Expenses"): (i) customary broker's commission, legal fees, and real estate transfer taxes related to the sale of Executive's current home; (ii) a reasonable number of house hunting trips to find a new home; (iii) closing costs associated with the purchase of a new home; (iv) reasonable professional packing, delivery and unpacking expenses; (v) reasonable temporary housing costs; and (vi) reasonable miscellaneous expenses to cover the loss of window treatments and other similar furnishings that cannot be reused in the new home. The Relocation Expenses shall be reimbursed by the Company as incurred by the Executive; provided however, the Executive agrees to refund the Company for
           -------- -------
Relocation Expenses as follows: (i) in the event the Executive's employment with the Company is terminated at any time prior to the date which is 12 months from the Commencement Date, Executive shall repay the Company 100% of the Relocation Expenses previously paid by the Company; and (ii) in the event the Executive's employment with the Company is terminated at any time between 12 and 18 months from the Commencement Date, Executive shall repay the Company a percentage of the Relocation Expenses previously paid by the Company as follows:

                                                     Percentage of Relocation
Date of Termination                                      Expenses Repaid
--------------------                                 ------------------------

Between 12 and 14 months from the Commencement Date          66 2/3
Between 14 and 15 months from the Commencement Date          50
Between 15 and 18 months from the Commencement Date          33 1/3

     (e)  Temporary Living Arrangement.  Executive will be provided with
          ----------------------------
reasonable temporary living arrangements in the Malvern, PA vicinity for a period of up to six months, commencing on the Commencement Date.

  6.   Termination of Employment.   This Agreement and Executive's
       -------------------------
employment hereunder may be terminated:

     (a)  at any time by the Company for Cause (as hereafter defined);

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

     (b) at any time voluntarily by Executive, upon sixty (60) days' prior written notice to the Company;

     (c) by the Company immediately upon Executive's death;

     (d) at any time by the Company, immediately upon giving Executive written notice of a determination that Executive has been incapacitated by accident, sickness, or otherwise so as to render Executive mentally or physically incapable of performing in any material respect the services required of Executive under this Agreement for a period of one hundred twenty (120) consecutive days within any twelve (12) month period or a period of one hundred eighty days (180) within any twenty-four (24) month period, upon the expiration of such period or at any time thereafter;

     (e) at any time by the Company without Cause, at the sole discretion of the Company, upon sixty (60) days' prior written notice to the Executive; and

     (f) at any time by Executive, upon sixty (60) days' prior written notice to the Company, in the event that the employment by the Company of each of Michael Kalogris and Steven Skinner has been terminated during the Employment Period.

For purposes of this Agreement, "Cause" shall mean any of the following: (i) any material breach by Executive of any provision of this Agreement or obligation owed to the Company or any of its affiliates under this Agreement; (ii) Executive's commission of a felony, a crime of falsehood, or a crime involving moral turpitude; (iii) Executive's failure to follow the lawful, good faith instructions of the Company's Chairman and Chief Executive Officer or President and Chief Operating Officer, or (iv) Executive's breach of a fiduciary duty; provided, however, that (x) prior to the Company's termination of Executive for
--------  -------
any breach or failure described in clauses (i), (iii) or (iv), during the Employment Period Executive shall have one (and only one) period of thirty (30) days after receipt of a written notice from the Company identifying such breach or failure to cure such breach or failure; (y) Executive shall not have any opportunity to cure any breach or failure described in clauses (i), (iii) or
(iv) that either by its nature is not susceptible to cure or that occurs subsequent to the first of any such breaches or failures that was cured by Executive pursuant to the immediately preceding clause (x); and (z) Executive shall not have any opportunity to cure a commission described in clause (ii).

  7.             Amounts Due Upon Termination.
                 ----------------------------

     (a) In the event that this Agreement and Executive's employment by the Company hereunder are terminated for any reason set forth in Section 6(a)
                                                             ------------
through (d) prior to the Expiration Date, Executive shall be only entitled to
-----------
receive unpaid Base Salary through the date of termination.

     (b) In the event that Executive's employment is terminated prior to the Expiration Date pursuant to Sections 6(e) or 6(f), Executive shall be entitled
                           ----------------------
to severance pay equal to 150% of Executive's then current Base Salary, payable over a twelve (12) month period.

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  8.   Covenant Not to Compete.  Executive hereby acknowledges and recognizes
       -----------------------
the highly competitive nature of the Business.  Accordingly:

     (a) Executive agrees that, during the Employment Period and continuing during the Non-Competition Period (as hereinafter defined), Executive shall not:

          i. be engaged, directly or indirectly, either for Executive's own account or as agent, consultant, employee, partner, shareholder, investor, creditor, officer, director, proprietor, investor, or otherwise of any person, firm, corporation, or enterprise that is actively engaged in the business of providing mobile wireless telecommunications services, in the Territory (as hereinafter defined) unless the Company shall agree otherwise in writing;

          ii. call on or solicit or divert or take away from the Company or the Triton PCS Group (including by divulging to any competitor or potential competitor of the Company or the Triton PCS Group) any person that is or was a customer of the Company or the Triton PCS Group; or

          iii solicit or employ or cause to be solicited or employed, for or on behalf of Executive or any third party, any persons who are employees of the Company or the Triton PCS Group at the date of termination of this Agreement or at any time in the six (6) month period immediately prior thereto.

     (b)   For purposes of this Section 8, the phrase "Non-Competition Period"
                                ---------
shall mean any period of time during which the Company is paying severance to Executive pursuant to Section 7(b) hereof.
                      ------------

     (c) For purposes of this Section 8, the term "Territory" shall mean the
                              ---------
geographic areas in which the Company or the Triton PCS Group conduct business
or have been granted licenses to conduct business.   During the term hereof, and
continuing during the Non-Competition Period, the Territory shall be deemed to be expanded and supplemented to reflect the then current geographic areas in which the Company or the Triton PCS Group conduct business; provided, however,
                                                            --------  -------
that during the Non-Competition Period, the Territory shall not be deemed to be expanded and supplemented for any geographic area in which Executive begins to conduct business prior to the Company's or the Triton PCS Group's commencement of business in that geographic area.

  9.   Nondisclosure.
       -------------

     (a) Executive acknowledges and agrees that during the term of this Agreement Executive shall receive certain Confidential Information (as hereinafter defined) relating to the Company and the Triton PCS Group. During the term of Executive's employment hereunder and continuing after the termination of this Agreement for any reason, Executive agrees that Executive shall:

          i. treat as secret and confidential all Confidential Information and shall not, without the prior written consent of the Company, publish, disseminate, disclose or otherwise make

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

any Confidential Information available to any third party other than executives of the Company having a reasonable need therefor; and

          ii. not use or permit Confidential Information to be used (a) in any manner that may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or any of its affiliates or
(b) other than for purposes of this Agreement.

     (b) For purposes of this Agreement, "Confidential Information" shall mean all information, data, know-how, trade secrets, systems and procedures of a technical or commercial nature in any form relating to the Company or the Triton PCS Group, including techniques, discoveries, ideas, concepts, models, prototypes, diagrams, drawings, designs, information regarding product development, marketing plans, sales plans, management organization, operating policies and manuals, business plans, financial records, packaging design, pricing, cost and sales information, contractual arrangements, lists of customers and prospective customers, information about employees, customers and suppliers or other financial, commercial, business or technical data and
information relating to the Company or  the Triton PCS Group.   Confidential
Information does not include any information that (i) was publicly known prior
            ----------------
to its disclosure to Executive, (ii) becomes public knowledge (other than by an act or omission of Executive or an affiliate of Executive), or (iii) Executive is required to disclose by law.

     (c) Executive further agrees that Executive shall not, after the termination of Executive's employment hereunder, use or permit to be used any notes, memoranda, drawings, computer discs, specifications, programs, data or other materials that contain, incorporate or embody Confidential Information, it being agreed that the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon termination of Executive's employment hereunder, Executive shall deliver all of the foregoing and all copies thereof in Executive's possession, to the Company at its main office.

     (d) If Executive breaches, or threatens to commit a breach of, any of the provisions of this Agreement, the Company and the Triton PCS Group shall have the right (in addition to any other rights and remedies available to the Company and the Triton PCS Group at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Company and the Triton PCS Group and that money damages would not be an adequate remedy to the Company and the Triton PCS Group.

     (e)  Executive hereby agrees that each provision of Sections 8 and 9 shall
                                                         ----------------
be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

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

     10.  Notices. Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally against receipt; when transmitted if transmitted by telecopy, electronic or digital transmission method with electronic confirmation; the next business day if sent for next business day delivery by a nationally recognized overnight courier service; or upon receipt if sent by certified, registered or express mail, return receipt requested, postage prepaid. In each case notice shall be sent as follows:

     (a)  if to the Company, to:

          Triton Management Company, Inc.
          101 Lindenwood Drive
          Suite 125
          Malvern, PA 19355
          Phone: (610) 651-5900
          FAX: (610) 993-2683
          Attention:  Mr. Steven Skinner
          ---------

          with a required copy to:

          Kleinbard, Bell & Brecker LLP
          1900 Market Street, Suite 700
          Philadelphia, PA  19103
          Phone: (215) 568-2000
          FAX: (215) 568-0140
          Attention:  Howard J. Davis, Esquire
          ---------

     (b)  if to Executive, to:

          Mr. Clyde Smith

          ------------------------------------------------

          -------------------------------------------------

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

  11.     Benefits of Agreement: Assignment.
          ---------------------------------

     (a) This Agreement and all rights hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and permitted assigns

     (b) Neither party hereto may assign this Agreement or any rights hereunder, except that the Company, shall have the right to assign this Agreement and its rights hereunder to:

          (i) an affiliate of the Company; provided that the Company shall continue to be obligated hereunder after any such assignment; and

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

          (ii) any successor in interest (not affiliated with the Company) to all or substantially all of the business or assets of the Company pursuant to a bona fide sale thereof and upon such assignment the Company shall be relieved of its obligations hereunder.

  12.     Governing Law.  This Agreement shall be governed by, construed and
          -------------
enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

  13.     No Waiver.  Either party's failure to enforce strictly any provision
          ---------
of this Agreement shall not be construed as a waiver thereof or excusing either party from future performance.

  14.     Survival.  Executive's obligations under this Agreement shall survive
          --------
the termination of his employment to the extent set forth herein and shall be binding upon Executive's heirs, executors and administrators.

  15.     Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties with regard to the employment and compensation matters described herein and may not be altered, amended, or modified except by writing signed by both parties hereto.

  16.     Counterparts; Facsimile Signatures.  This Agreement may be executed by
          ----------------------------------
the parties hereto in one or more separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one in the same instrument. Facsimile signatures on this Agreement shall be deemed original signatures.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

                         COMPANY:

                         TRITON MANAGEMENT COMPANY, INC.


                         By:__________________________________________
                         Steven Skinner, President


                         EXECUTIVE:


                         ---------------------------------------------
                         Clyde Smith

                                   SCHEDULE I

                                 Benefit Plans
                                 -------------


HEALTH
------
Medical, dental and prescription coverage to its regular full time employees. The Company pays 100% of the aggregate insurance premium, but requires that the employee contribute a percentage of the premium for any covered family members.


VISION
------
Vision insurance coverage to its regular full time employees at a rate of $425 per family member per two year period. Coverage is limited to reimbursement for glasses, contacts and annual eye examinations.


DISABILITY INSURANCE
--------------------
Disability insurance to its regular full time employees who have more than six months of continuous service. After ten continuous days of absence, employees are eligible for payment under the company's short term disability plan. Employees receive 60% of the gross wages to maximum of $1,000 per week for a period of 60 days. On the 61st day of continuous absence employees are eligible for payment under the company's long term disability policy. Employees shall receive 60% of gross wages to a maximum of $6,000 per month until the earlier of return to work or age 65.

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